UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

ATKORE INTERNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-174689	90-0631477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue

Harvey, Illinois 60426

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 339-1610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2012, Arun Nayar informed Atkore International Group Inc. (the “Company”) that he was resigning from the board of directors of the Company (the “Board”) effective January 13, 2012. In connection with Tyco International Ltd.’s plans to separate into three independent, public companies, Mr. Nayar’s duties and responsibilities preclude him from continuing as a director of the Company. Mr. Nayar’s resignation is not the result of any disagreement with the Company.

On January 18, 2012, the Board elected Robert M. Roche as a new director of the Company. Mr. Roche also was appointed to the audit committee of the Board. Mr. Roche is Chief Financial Officer of Tyco Fire Protection and was recently named Vice President of Financial Operations for the Tyco Fire & Security company to be created upon the separation of Tyco International into three public companies.

The Company owns all of the outstanding capital stock of Atkore International Holdings Inc. (“Atkore Holdings”) and, as a result, the Board has the power to direct decisions made by Atkore Holdings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 19, 2012	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ John P. Williamson

	Name:	John P. Williamson
	Title:	President and Chief Executive Officer